EXHIBIT 99.1

FOR IMMEDIATE RELEASE

February 1st, 2007

Esterline To Acquire Canada-Based CMC Electronics

BELLEVUE, Wash., February 1, 2007 — Esterline Corporation (NYSE:ESL www.esterline.com) today announced an agreement to acquire CMC Electronics Inc., a leading aerospace/defense avionics company, for approximately $335 million in cash. For the 12 months ended September 30, 2006, CMC recorded revenues of C$205 million. Completion of the transaction is expected in 30 to 45 days, contingent upon Hart-Scott-Rodino and other governmental approvals. A conference call to discuss the transaction is scheduled for later today at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Listeners may access the conference call live over the Internet at the following locations: www.esterline.com or www.earnings.com.

The transaction significantly expands the scale of Esterline’s existing Avionics & Controls business and “…fits our stated strategy to consolidate manufacturers of superior aerospace systems and components,” said Robert W. Cremin, Esterline’s chief executive officer. “This is a great acquisition for us and our customers. CMC is a premier systems integrator of high technology avionics, and is a natural evolution following our successful performance as a Tier I supplier to Boeing for the 787 cockpit Overhead Panel System.” Cremin said the transaction “…takes us a long way in adding to the tool kit of solutions that we are assembling for our avionics customers. And, it is in line with requests from those customers that we expand the value-added products and services we bring to them.”

CMC is a world leader in the design, manufacture, sales and support of high-technology electronics products for aviation including GPS (global positioning systems), head-up displays, enhanced vision systems, electronic flight bags and flight management systems. The company employs more than 1,100 people at its principal locations in Montreal, Quebec; Ottawa, Ontario; and Chicago, Illinois. Formerly known as Canadian Marconi Company and later as BAE Systems Canada, CMC is a private company controlled by an investor group led by ONCAP L.P. ONCAP is an investment fund established by Onex Corporation (TSX:OCX) and a number of leading financial institutions. Onex is one of Canada’s largest companies.”

Cremin said that CMC is a healthy, profitable business with “…an experienced and proven management team and a strong engineering and technology base.” He said that CMC employs more than 400 engineers and that “…together, we’ll forge a much stronger technological presence in this market segment—clearly we’ll be in a position to do more for our customers.”

In the 12 months ended September 30, 2006, CMC had EBITDA (earnings before interest, taxes, depreciation and amortization) of C$27 million. CMC EBITDA included approximately C$8 million in research and development credits which were recorded as a reduction of operating expense, as required by Canadian GAAP. Under U.S. GAAP, such research and development tax credits would be recorded as a reduction of income tax expense.”

Esterline was advised in this transaction by Bear Stearns; CMC was advised by Jefferies Quarterdeck, a division of Jefferies & Company, Inc.

About Esterline:

Esterline Corporation is a specialized manufacturing company serving principally aerospace/defense and medical markets. Esterline management views the company’s businesses in three segments related to its set of core competencies: Advanced Materials, Avionics & Controls, and Sensors & Systems.

Operations within the Advanced Materials segment focus on technologies including high-temperature resistant materials used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products. The Avionics & Controls segment focuses on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other high-end industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission.